WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

COLLECTIONS		DOLLARS
Payments received			51,208,408.45
Plus / (Less) :
Net Servicer Advances			294,874.61
Investment Earnings on funds in the Collection Account			121,481.32

Net Collections			51,624,764.38
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			0.00
Funds in Spread Account			7,517,122.49

Total Available Funds			59,141,886.87

DISTRIBUTIONS

Servicing Fee		1,517,344.00
Trustee and Other Fees		6,712.90

Total Fee Distribution			1,524,056.90

Note Interest Distribution Amount — Class A-1	594,472.21
Note Interest Distribution Amount — Class A-2	1,366,625.00
Note Interest Distribution Amount — Class A-3	1,390,000.00
Note Interest Distribution Amount — Class A-4	708,802.08

	4,059,899.29

Note Principal Distribution Amount — Class A-1	45,416,086.93
Note Principal Distribution Amount — Class A-2	0.00
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	45,416,086.93

Total Class A Interest and Principal Distribution			49,475,986.22

Note Interest Distribution Amount — Class B-1	214,218.75
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			214,218.75

Note Interest Distribution Amount — Class C-1	231,000.00
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			231,000.00

Note Interest Distribution Amount — Class D-1	196,625.00
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			196,625.00

Spread Account Deposit			7,500,000.00

Total Distributions			59,141,886.87

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

PORTFOLIO DATA:		# of loans
Beginning Aggregate Principal Balance		84,464		1,456,649,825.61
Additional Funding		—		—

Less: Principal Payments			(19,001,170.68)
Full Prepayments		(1,373)	(20,889,623.23)
Partial Prepayments		—	—
Liquidations		(119)	(1,672,357.29)

				(41,563,151.20)

Ending Aggregate Principal Balance		82,972		1,415,086,674.41
Ending Outstanding Principal Balance of Notes				1,368,455,021.98

Excess (Current Overcollateralization Amount)				46,631,652.43
Overcollateralization Level				3.30%

Overcollateralization Amount				73,867,483.78

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance			7,500,000.00
Investment earnings on funds in spread account			17,122.49
Less: Funds included in Total Available Funds			(7,517,122.49)
Deposits			7,500,000.00
Excess Spread Amount			—

Ending Balance				7,500,000.00

Beginning Initial Deposit			7,500,000.00
Repayments			—

Ending Initial Deposit				7,500,000.00

Servicer Advances:
Beginning Unreimbursed Advances			864,161.95
Net Advances			294,874.61

				1,159,036.56

Net Charge-Off Data:
Charge-Offs			322,153.46
Recoveries			(77,501.28)

Net Charge-Offs				244,652.18

Delinquencies ( P&I):	# of loans
30-59 Days		623	7,897,574.51
60-89 Days		115	1,334,221.16
90-119 Days		1	23,358.01
120 days and over		—	—

Repossessions		20	170,835.00

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		—		—

Cumulative Charge-Off Percentage				0.02%

WAC				11.5962%
WAM				63.277

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	265,000,000.00	220,121,108.91	45,416,086.93	174,705,021.98	46,010,559.14

A-2	435,000,000.00	435,000,000.00	0.00	435,000,000.00	1,366,625.00

A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	1,390,000.00

A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	708,802.08

B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	214,218.75

C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	231,000.00

D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	196,625.00

TOTAL	1,458,750,000.00	1,413,871,108.91	45,416,086.93	1,368,455,021.98	50,117,829.97

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.13625%	594,472.21	0.00	594,472.21	594,472.21	0.00

A-2	3.77000%	1,366,625.00	0.00	1,366,625.00	1,366,625.00	0.00

A-3	4.17000%	1,390,000.00	0.00	1,390,000.00	1,390,000.00	0.00

A-4	4.39000%	708,802.08	0.00	708,802.08	708,802.08	0.00

B-1	4.57000%	214,218.75	0.00	214,218.75	214,218.75	0.00

C-1	4.62000%	231,000.00	0.00	231,000.00	231,000.00	0.00

D-1	4.84000%	196,625.00	0.00	196,625.00	196,625.00	0.00

TOTAL		4,701,743.04	0.00	4,701,743.04	4,701,743.04	0.00

WFS FINANCIAL 2005-2 OWNER TRUST
Officer’s Certificate
for Collection Period ended May 31, 2005
for Distribution Date of June 17, 2005

Detailed Reporting

          See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of May 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Keith Palmer
Senior Vice President
Treasuer